MINNTECH CORPORATION

Second Amendment
to
1998 Stock Option Plan

    This Second Amendment (this "Amendment") is dated as of March 28, 2001, and is made to the Minntech Corporation 1998 Stock Option Plan, dated as of March 24, 1998, as amended by the first amendment thereto dated September 30, 1998 (as so amended, the "Plan").

    The Board of Directors of Minntech Corporation, acting pursuant to paragraph 18 of the Plan, hereby amends the Plan as follows:

    1. Authorized Shares. Paragraph 3 of the Plan is hereby amended and restated to read as follows:

      3.  Shares.

        (a) The shares that may be made subject to options granted under this Plan shall be authorized and unissued shares of Common Stock of the Company, par value $.05 per share ("Shares," and each individually a "Share"), and they shall not exceed 1,000,000 Shares in the aggregate, subject to adjustment as provided in paragraph 14, below, except that, if any option lapses or terminates for any reason before such option has been completely exercised, the Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan.

        (b) Except as provided in paragraph 3(c), commencing April 1, 1998, no option may be granted under this Plan in any fiscal year of the Company if following such grant the number of Shares purchasable pursuant to options granted under this Plan in such fiscal year of the Company (excluding any such options that have terminated or lapsed) would exceed 3% of the total number of outstanding Shares of the Company as of the date of such grant.

        (c) If the number of Shares purchasable pursuant to options granted in any fiscal year of the Company (excluding any such options that have terminated or lapsed) is less than 3% of the total number of outstanding Shares of the Company as of the end of such fiscal year, then, in the first 90 days of the next fiscal year, options may be granted that, if so designated at the time of grant, shall be deemed for purposes of paragraph 3(b) to have been granted in the prior fiscal year. Such options may cover a number of Shares equal to no more than the difference between 3% of the total number of outstanding Shares of the Company as of the end of the prior fiscal year minus the number of Shares subject to options granted in the prior fiscal year (excluding any such options that have terminated or lapsed), and the Shares subject to such options granted under this paragraph 3(c) shall not be counted for purposes of calculating the 3% limitation for the fiscal year in which they shall have been granted.

    2. Non-Employee Directors. Paragraph 6 of the Plan is hereby amended and restated to read as follows:

      6.  Grants to Non-Employee Directors. Each director of the Company who is not and has never been an employee of the Company and who (i) is serving an unexpired term as a director of the Company as of the date of the last regularly scheduled meeting of the Board during any fiscal year (except for the fiscal year ended March 31, 2001) of the Company and (ii) at the time of such meeting has served as a director for at least six months of the twelve-month period preceding the date of such meeting, shall as of the date of such meeting automatically be granted an option to purchase 7,030 Shares at an option price per share equal to 100% of the Fair Market Value of a Share on such date. The foregoing sentence is not exclusive and shall not be read to limit the Board or the Committee's ability to make discretionary option grants to non-employee directors at any time, consistent with the terms of this Plan. All options granted to non-employee directors shall be non-statutory stock options and shall be subject to the same terms and conditions as are then in effect with respect to non-statutory stock options granted to officers and employees of the

  Company, except that (x) the term of each such option shall be ten years, (y) each such option shall remain in effect for its full ten-year term and shall not terminate or expire following the death, disability or retirement of the non-employee director and (z) each such option shall become exercisable as to all or any part of the Shares subject thereto six months after the date the option is granted. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to options granted to non-employee directors pursuant to this paragraph 6. The maximum number of Shares as to which options may be granted to any non-employee director under this paragraph 6 shall be 140,600 Shares.

    3. Defined Terms—General. All capitalized terms used but not defined in this Amendment have the meanings given them in the Plan. All references in the Plan to "this Plan" mean the Plan as amended by this Amendment.

    4. Continuing Effect. Except as modified by this Amendment, the Plan remains in full force and effect, without change.